Exhibit 99.10

MCDERMOTT TECHNOLOGY, B.V.

Offer to exchange any and all issued and outstanding shares of common stock of

CHICAGO BRIDGE & IRON COMPANY N.V.

for

2.47221 shares of common stock of McDermott International, Inc. (“McDermott”) or, if a 3-to-1 reverse stock split of the McDermott Common Stock (as defined herein) has occurred prior to the time at which McDermott Technology, B.V. accepts shares of CB&I Common Stock (as defined herein) in the Exchange Offer, 0.82407 shares of McDermott Common Stock by

MCDERMOTT TECHNOLOGY, B.V.

Pursuant to the Exchange Offer Prospectus dated [●], 2018

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M., EASTERN TIME, ON MAY 10, 2018, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED (SUCH TIME, AS IT MAY BE EXTENDED, THE “EXCHANGE OFFER EXPIRATION TIME”). SHARES OF CB&I COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXCHANGE OFFER EXPIRATION TIME.

[●], 2018

To Our Clients:

Enclosed for your consideration are the prospectus dated [●], 2018 (the “Exchange Offer Prospectus”) and the related Letter of Transmittal (the “Letter of Transmittal”), including instructions therefor, which, together with any amendments or supplements thereto or hereto, constitute the offer to exchange (the “Exchange Offer”) by McDermott Technology, B.V., a company organized under the laws of the Netherlands (“McDermott Bidco”), shares of common stock, par value $1.00 per share (“McDermott Common Stock”), of McDermott International, Inc., a Panamanian corporation (“McDermott”), for all issued and outstanding shares of common stock, par value EUR 0.01 per share (“CB&I Common Stock”), of Chicago Bridge & Iron Company N.V., a public company with limited liability incorporated under the laws of the Netherlands (“CB&I”), that are validly tendered prior to the Exchange Offer Expiration Time and not validly withdrawn, upon the terms and subject to the conditions set forth in the Exchange Offer Prospectus and the Letter of Transmittal. Capitalized terms used but not defined herein shall have the same meanings given to them in the Prospectus.

We or our nominees are the holder of record (directly or indirectly) of shares of CB&I Common Stock held for your account. As such, a tender of such shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender shares of CB&I Common Stock held by us for your account.

Please instruct us as to whether you wish us to tender any or all of the shares of CB&I Common Stock held by us for your account, upon the terms and subject to the conditions set forth in the Exchange Offer Prospectus and the Letter of Transmittal.

Your attention is directed to the following:

1. McDermott Bidco is offering to exchange each share of CB&I Common Stock that is validly tendered and not properly withdrawn pursuant to the Exchange Offer for the right to receive 2.47221 shares of McDermott Common Stock or, if a 3-to-1 reverse stock split of McDermott Common Stock has occurred prior to the time at which McDermott Bidco accepts all shares of CB&I Common Stock validly tendered and not properly withdrawn in the Exchange Offer, 0.82407 shares of McDermott Common Stock (as applicable, the “Exchange Offer Ratio”), together with cash in lieu of fractional shares, subject to the terms and conditions described in the Exchange Offer Prospectus. The Exchange Offer Ratio will not be adjusted to reflect changes in the trading prices of McDermott Common Stock or CB&I Common Stock prior to the date of the completion of the Exchange Offer. CB&I shareholders may call (877) 825-8971 for information regarding the Exchange Offer Ratio. See “The Exchange Offer” in the Exchange Offer Prospectus for a complete description of the terms.

Neither McDermott Bidco nor McDermott will indemnify any individual shareholder for any taxes that may be incurred in connection with the Exchange Offer.

2. The Exchange Offer is being made pursuant to a Business Combination Agreement dated December 18, 2017, by and among McDermott Bidco, CB&I, McDermott and the other parties thereto (as it may be amended or supplemented from time to time, the “Business Combination Agreement”), which sets forth the rights and obligations of the parties with respect to the Exchange Offer and McDermott’s intention to acquire all of the outstanding shares of CB&I Common Stock.

If McDermott Bidco accepts shares of CB&I Common Stock in the Exchange Offer in accordance with the terms of the Business Combination Agreement, then the McDermott entities that are parties to the Business Combination Agreement and the CB&I entities that are parties to the Business Combination Agreement will complete a series of actions referred to as the “Core Transactions” (together with the Exchange Offer, the “Combination”) on the date on which the Exchange Offer Expiration Time occurs (the “Closing Date”), provided that the Liquidation Distribution will occur on the Closing Date or as soon as practicable thereafter.

The Business Combination Agreement and the transactions contemplated thereby are described in the Prospectus under “Description of the Business Combination Agreement.”

Non-tendering CB&I shareholders who receive shares of McDermott Common Stock pursuant to the Liquidation Distribution rather than the Exchange Offer generally will be subject to Dutch Dividend Withholding Tax. See the sections of the Exchange Offer Prospectus entitled “McDermott Common Stock Sale to Satisfy Dutch Dividend Withholding Tax Obligations” and “Material Tax Consequences of the Combination—Dutch Dividend Withholding Tax.”

CB&I shareholders who participate in the Exchange Offer generally will be able to exchange their shares of CB&I Common Stock for shares of McDermott Common Stock without incurring Dutch Dividend Withholding Tax on the receipt of such shares of McDermott Common Stock.

3. The Exchange Offer, as part of the Combination, is subject to a number of conditions described in the Exchange Offer Prospectus under “The Exchange Offer—Conditions to the Exchange Offer as Part of the Combination.” The conditions must be satisfied at or prior to the expiration of the Exchange Offer (or waived by CB&I and McDermott to the extent permissible under applicable law). If the conditions are not satisfied (or waived by CB&I and McDermott to the extent permissible under applicable law), the Exchange Offer will not be completed and tendered shares of CB&I Common Stock will be returned to the registered holders of such shares. Please see the Exchange Offer Prospectus for a description of these conditions, which you should read carefully and in its entirety.

4. Shares of CB&I Common Stock tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the expiration of the Exchange Offer. Once McDermott Bidco accepts shares of CB&I Common Stock pursuant to the Exchange Offer, your tender is irrevocable; provided, that, if McDermott Bidco has not yet accepted shares of CB&I Common Stock tendered for exchange, any CB&I shareholder may withdraw its tendered shares after the 60th business day following commencement of the Exchange Offer pursuant to Section 14(d)(5) of the Exchange Act.

5. Tendering shareholders who fail to complete and sign the IRS Form W-9 provided in the Letter of Transmittal or submit a complete applicable IRS Form W-8, as applicable, may be subject to required U.S. federal backup withholding applicable to the gross cash proceeds payable to such shareholder pursuant to the Combination.

6. Participants in the Chicago Bridge & Iron Savings Plan or the Lutech Resources 401(k) Savings Plan (the “CB&I Plans”) should follow the special instructions that are being sent to them by the plan trustee. Such participants should not use the Letter of Transmittal to direct the tender of shares of CB&I Common Stock held in the CB&I Plans. As described in the special instructions, such participants may direct the plan trustee to tender all, some or none of the shares of CB&I Common Stock allocable to their plan account, subject to any limitations set forth in any instructions provided by the plan trustee. To allow sufficient time for the tender of shares by the plan trustee, tendering holders will be required to provide the requisite instructions so that such instructions are received and processed by 3:00 p.m. Eastern time two business days prior to the date on which the Exchange Offer Expiration Time occurs, unless the Exchange Offer is extended. If the Exchange Offer is extended, and if administratively feasible, the deadline for receipt of such participant’s directions may also be extended.

The Exchange Offer is made solely by means of the Exchange Offer Prospectus and the enclosed Letter of Transmittal and is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of CB&I Common Stock in any jurisdiction in which the offer, sale or exchange is not permitted. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by the Exchange Offer are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the Exchange Offer presented does not extend to you.

If you wish to have us tender any or all of your shares of CB&I Common Stock, please complete, sign, detach and return to us the instruction form on the reverse side of this letter. An envelope to return to us your instruction form is enclosed. If you authorize the tender of your shares of CB&I Common Stock, all such shares will be tendered unless otherwise specified on the instruction form. Your instruction form should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Exchange Offer Expiration Time. BECAUSE MCDERMOTT BIDCO IS NOT PROVIDING FOR GUARANTEED DELIVERY PROCEDURES, YOU MUST ALLOW SUFFICIENT TIME FOR THE NECESSARY TENDER PROCEDURES TO BE COMPLETED DURING THE NORMAL BUSINESS HOURS OF THE DEPOSITORY TRUST COMPANY AND THE EXCHANGE AGENT PRIOR TO THE EXCHANGE OFFER EXPIRATION TIME. TENDERS NOT COMPLETED PRIOR TO THE EXCHANGE OFFER EXPIRATION TIME WILL BE DISREGARDED AND OF NO EFFECT.

Instructions with Respect to

Offer to exchange any and all issued and outstanding share of common stock of

CHICAGO BRIDGE & IRON COMPANY N.V.

for

2.47221 shares of common stock of McDermott International, Inc. (“McDermott”) or, if a 3-to-1 reverse stock split of the McDermott Common Stock (as defined herein) has occurred prior to the time at which McDermott Technology, B.V. accepts shares of CB&I Common Stock (as defined herein) in the Exchange Offer, 0.82407 shares of McDermott Common Stock by

MCDERMOTT TECHNOLOGY, B.V.

Pursuant to the Exchange Offer Prospectus dated [●], 2018

The undersigned acknowledge(s) receipt of your letter and the enclosed exchange offer prospectus dated [●], 2018 (the “Exchange Offer Prospectus”) and the related Letter of Transmittal (the “Letter of Transmittal”), including instructions therefor, which, together with any amendments or supplements thereto or hereto, constitute the offer to exchange (the “Exchange Offer”) by McDermott Technology, B.V., a company organized under the laws of the Netherlands (“McDermott Bidco”), shares of common stock, par value $1.00 per share (“McDermott Common Stock”), of McDermott International, Inc., a Panamanian corporation (“McDermott”), for all issued and outstanding shares of common stock, par value EUR 0.01 per share (“CB&I Common Stock”), of Chicago Bridge & Iron Company N.V., a public company with limited liability incorporated under the laws of the Netherlands (“CB&I”), that are validly tendered prior to the expiration of the Exchange Offer and not validly withdrawn, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

McDermott Bidco is offering to exchange each share of CB&I Common Stock that is validly tendered and not properly withdrawn pursuant to the Exchange Offer for the right to receive 2.47221 shares of McDermott Common Stock or, if the 3-to-1 reverse stock split of McDermott Common Stock has occurred prior to the time at which McDermott Bidco accepts all shares of CB&I Common Stock validly tendered and not properly withdrawn in the Exchange Offer, 0.82407 shares of McDermott Common Stock (as applicable, the “Exchange Offer Ratio”), together with cash in lieu of fractional shares, subject to the terms and conditions described in the Exchange Offer Prospectus. The Exchange Offer Ratio will not be adjusted to reflect changes in the trading prices of McDermott Common Stock or CB&I Common Stock prior to the date of the completion of the Exchange Offer. CB&I shareholders may call (877) 825-8971 for information regarding the Exchange Offer Ratio. See “The Exchange Offer” in the Exchange Offer Prospectus for a complete description of the terms.

The undersigned hereby instruct(s) you to tender the number of shares of CB&I Common Stock indicated below (or if no number is indicated below, all shares of CB&I Common Stock held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Exchange Offer Prospectus and in the related Letter of Transmittal. The undersigned understands and acknowledges that all questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of shares of CB&I Common Stock will be determined by McDermott Bidco, in its sole discretion, which determination will be final and binding upon the tendering party.

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the expiration of the Exchange Offer.

Dated:

Account Number:

Number of shares of CB&I Common Stock to be tendered*:

Capacity**:

Name:

(First, Middle and Last Name)

Address:

(Number and Street)

(City, State and Zip Code (and Country, if other than the U.S.A.)

Area Code and Telephone Number:

Taxpayer Identification Number (Social Security Number or Employer Identification Number):

*	Unless otherwise indicated, it will be assumed that all shares of CB&I Common Stock we hold for your account are to be tendered.
**	Please provide full title if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity.

Please return this form to the brokerage firm or other nominee maintaining your account.